Exhibit 99.1

Audience Announces Second Quarter 2012 Financial Results

MOUNTAIN VIEW, Calif. – July 26, 2012 – Audience, Inc. (NASDAQ: ADNC), the leading provider of intelligent voice and audio solutions that improve voice quality and the user experience in mobile devices, today announced its second quarter 2012 financial results.

Revenue for the second quarter of 2012 was $33.4 million, compared with $24.9 million for the same period in 2011.

As reported under U.S. generally accepted accounting principles (GAAP), second quarter 2012 net income was $4.3 million, or $0.17 per diluted share based on weighted average shares outstanding of 14.3 million, compared with GAAP net income of $2.8 million, or $0.07 per diluted share based on weighted average shares outstanding of 3.6 million, in the same period in 2011.

Gross margin on a GAAP basis for the second quarter of 2012 was 62.2% of revenue, compared to 53.6% of revenue for the same period in 2011.

Gross margin on a non-GAAP basis for the second quarter of 2012 was 62.3% of revenue, compared to 53.7% of revenue for the same period in 2011.

Non-GAAP net income for the second quarter of 2012 was $5.0 million, or $0.24 per diluted share based on weighted average shares outstanding of 20.7 million. This compares with non-GAAP net income of $3.3 million or $0.22 per diluted share based on weighted average shares outstanding of 3.6 million for the same period in 2011.

“In our first quarter as a public company we are pleased to report solid financial results, driven by strong demand for our unique product offerings,” said Peter Santos, president and chief executive officer. “We believe that our leading market position, expanding market size, and key mobile OEM and mobile operator relationships position us well for the future.”

“In addition to favorable market dynamics and our technology expertise, we realized strong operating results through solid execution,” said Kevin Palatnik, chief financial officer. “We remain focused on carefully controlling expenses while investing in key product areas that will be relevant to our customers and help them to achieve continued success.”

The following statements are based on current expectations. These statements are forward looking and actual results may differ materially.

Business Outlook

For the third quarter of 2012, the company expects total revenue to be in the range of $33 million to $36 million. Third quarter GAAP gross margin is expected to be in the range of 59% to 62%. Third quarter GAAP net income is expected to be in the range of $1.1 million to $2.1 million, including $0.7 million of stock based compensation expense, or $0.05 to $0.09 per diluted share on approximately 23.4 million diluted weighted average shares outstanding.

Non-GAAP gross margin is expected to be in the range of 59% to 62%. Third quarter non-GAAP net income is expected to be in the range of $1.8 million to $2.8 million, or $0.08 to $0.12 per share on a diluted basis.

A schedule showing a reconciliation of the business outlook from GAAP diluted net income per share to non-GAAP diluted net income per share is included with this release.

Quarterly Conference Call Today

Peter Santos, president and chief executive officer, and Kevin Palatnik, chief financial officer, will host a second quarter 2012 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call can be accessed by dialing 1-877-212-6076 (toll free) or 1-707-287-9331 (international). A live and archived webcast of the call will be available on Audience’s website at http://investor.audience.com/ until August 9, 2012.

Audience expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Audience may reiterate the business outlook published in this press release. At the same time, Audience will keep this press release, including the business outlook, publicly available on its website.

Beginning September 14, 2012, Audience will observe a Quiet Period during which Audience’s representatives will not comment on Audience’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Audience’s Third Quarter 2012 Earnings Release is published, which is currently scheduled for October 25, 2012.

Use of Non-GAAP Financial Measures

Audience prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as gross margin, net income and earnings per share information for the three and six months ended June 30, 2012 and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants accounted for under GAAP. Stock-based compensation expense has been and will continue to be a significant recurring expense for Audience. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Stock warrant revaluation expense is related to preferred stock warrants outstanding that have to be revalued each quarter. We believe the comparisons of ongoing operations should exclude effects of such revaluations as preferred stock warrant revaluation represents a non-cash expense.

The shares used to compute non-GAAP basic and diluted net income per share include the assumed conversion of all outstanding shares of convertible preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In May 2012, in conjunction with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.

Audience has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and annual growth rates that are not influenced by certain non-cash charges and therefore are helpful in understanding Audience’s underlying operating results. These non-GAAP measures are some of the primary measures Audience’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter conference call regarding Audience, Inc., which are not historical facts, are “forward-looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, net income and operating margin performance, future success for various products and our leadership position in the market, the demand for our solutions including continued demand by customers upon whom we are substantially dependent, our ability to enable the rollout of next generation products and other operating prospects are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including: our dependence on a single OEM for a majority of our revenue and the transition our relationship with that OEM is undergoing; our dependence on a limited number of customers for a substantial portion of revenue; our need to maintain and expand our existing relationships with our OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; our ability to sustain profitable operations due to our history of losses and accumulated deficit; quarterly fluctuations in our results due to factors such as the timing of OEM product launches, customer purchasing behavior in light of anticipated mobile phone launches and our assessments of whether we have excess or obsolete inventory, among other factors; competition in the market for our products; pressure on the average selling prices for our products; our lengthy sales cycle and the lack of certainty whether any given OEMs products will achieve market acceptance; our OEMs’ lengthy and expensive process to qualify our products; our ability to develop new or enhanced products in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products; defects that may be present in our products; the impact of current or future intellectual property litigation and claims for indemnification; changes in tax laws or our ability to utilize our tax structure and net operating losses and other risks inherent in fabless semiconductor businesses. For a discussion of these and other related risks, please refer to “Risk Factors” in our Registration Statement on Form S-1, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Audience

Audience is the leading provider of intelligent voice and audio solutions that improve voice quality and the user experience of mobile devices. Its family of earSmart™ intelligent voice processors is based on the processes of human hearing, to suppress background noise and enhance mobile voice quality. Audience’s technology substantially improves the mobile voice experience, while also improving the performance of speech-based services, and enhancing audio quality for multimedia. Audience earSmart™ processors are featured in mobile devices from leading providers in Asia-Pacific, Europe and the U.S. The company is based in Mountain View, California. For more information, see www.audience.com.

For more information on earSmart Advanced Voice processors from Audience, please go to www.audience.com.

ADNC-F

For more information, contact:

Investors and Shareholders
The Blueshirt Group
Suzanne Craig or	Melanie Friedman
415-217-4962	415-217-4964

suzanne@blueshirtgroup.com	melanie@blueshirtgroup.com

Media and Industry Analysts
Andrew Humber
650-254-2973
ahumber@audience.com

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Audience, Inc.

Condensed consolidated balance sheets

(In thousands)

(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$112,578	$15,983
Restricted cash	40	40
Accounts receivable, net	9,705	8,465
Inventories	18,530	20,242
Prepaid expenses and other current assets	2,500	2,659

Total current assets	143,353	47,389

Property and equipment, net	3,621	2,237
Long-term deposit	785	69
Restricted cash – non-current portion	170	170

Total assets	$147,929	$49,865

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Equipment leasing – current portion	$—	$103
Accounts payable	7,027	7,711
Accrued and other current liabilities	5,427	4,405
Deferred credits and income	522	474

Total current liabilities	12,976	12,693

Deferred rent – non-current portion	66	132
Convertible preferred stock warrant liability	—	1,137

Total liabilities	13,042	13,962

Convertible preferred stock:	—	74,348

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	20	1
Additional paid-in capital	168,520	3,732
Accumulated other comprehensive income (loss)	—	(31)
Accumulated deficit	(33,653)	(42,147)

Total stockholders’ equity (deficit)	134,887	(38,445)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$147,929	$49,865

Audience, Inc.

Condensed consolidated statements of comprehensive income

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenue:
Hardware	$21,144	$24,870	$40,553	$53,410
Licensing	12,213	—	23,912	—

Total revenue	33,357	24,870	64,465	53,410

Cost of revenue	12,618	11,533	26,037	21,947

Gross profit	20,739	13,337	38,428	31,463

Operating expenses:
Research and development	7,878	5,183	13,546	10,217
Selling, general and administrative	8,147	5,081	15,671	9,050

Total operating expenses	16,025	10,264	29,217	19,267

Income from operations	4,714	3,073	9,211	12,196

Interest income (expense), net	10	(2)	13	(5)

Other income (expense), net	(257)	(321)	(465)	(658)

Income before taxes	4,467	2,750	8,759	11,533

Provision for income taxes	(142)	—	(265)	—

Net income	$4,325	$2,750	$8,494	$11,533

Net income per share:
Basic	$0.20	$0.09	$0.39	$0.61

Diluted	$0.17	$0.07	$0.33	$0.51

Weighted average shares used in computing net income per share:
Basic	11,343	918	6,202	895

Diluted	14,330	3,591	9,211	3,569

Other comprehensive income:
Foreign currency translation adjustments	$83	$(18)	$31	$(21)

Net comprehensive income	$4,408	$2,732	$8,525	$11,512

Audience, Inc.

Unaudited reconciliation of GAAP to non-GAAP adjustments

(in thousands)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
GAAP to non-GAAP net income reconciliation:

GAAP net income	$4,325	$2,750	$8,494	$11,533
Stock-based compensation:
Cost of revenue	29	24	54	48
Research and development	208	84	350	166
Sales, general and administrative	354	98	724	188
Revaluation of warrant liability	123	321	290	658

Non-GAAP net income	$5,039	$3,277	$9,912	$12,593

Audience, Inc.

Unaudited computation of GAAP earnings per share

(in thousands, except for per share amounts)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Computation of GAAP net income per share:

Net income	$4,325	$2,750	$8,494	$11,533
Non-cumulative dividends to preferred stockholders	(749)	(1,498)	(2,248)	(2,996)
Undistributed earnings allocated to preferred stockholders	(1,307)	(1,171)	(3,835)	(7,995)

Net income, basic	2,269	81	2,411	542
Adjustment for undistributed earnings reallocated to holders of common stock	187	187	604	1,274

Net income – diluted	$2,456	$268	$3,015	$1,816

Weighted average shares used in computing net income per share:
Basic	11,343	918	6,202	895

Diluted	14,330	3,591	9,211	3,569

Net income per share:
Basic	$0.20	$0.09	$0.39	$0.61

Diluted	$0.17	$0.07	$0.33	$0.51

Audience, Inc.

Unaudited reconciliation of GAAP to non-GAAP diluted weighted average shares

(in thousands)

	Three months ended			Six months ended
	June 30, 2012		June 30, 2011	June 30, 2012		June 30, 2011
GAAP to non-GAAP reconciliation of diluted weighted average shares:

GAAP – diluted weighted average shares	14,330		3,591	9,211		3,569
Adjustments	6,385	(a)	—	9,795	(a)	—

Non-GAAP – diluted weighted average shares	20,715		3,591	19,006		3,569

(a)	Adjustments for the non-GAAP diluted weighted average shares computed to give effect to the convertible preferred stock using the as-if converted method in to common shares as if the conversion occurred since the beginning of each period presented.

Audience, Inc.

Unaudited reconciliation of GAAP to non-GAAP diluted earnings per shares

(in thousands, except for per share amounts)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
GAAP to non-GAAP reconciliation of diluted net income per share:
GAAP net income – diluted	$2,456	$268	$3,015	$1,816

Non-GAAP – diluted weighted average shares	20,715	3,591	19,006	3,569

Non-GAAP – diluted net income per share	$0.12	$0.07	$0.16	$0.51
Non-cumulative dividends to preferred stockholders	0.03	—	0.12	—
Undistributed earnings allocated to preferred stockholders	0.06	—	0.19	—
Adjustments for undistributed earnings reallocated to holders of common stock	(0.01)	—	(0.03)	—
Stock-based compensation:	0.03	0.06	0.06	0.11
Revaluation of warrant liability:	0.01	0.09	0.02	0.19

Non-GAAP – diluted net income per share	$0.24	$0.22	$0.52	$0.81

Audience, Inc.

Estimated computation of GAAP to non-GAAP diluted earnings per share

Three Months Ending Sept. 30, 2012
Estimated GAAP diluted earnings per share	$0.05 to $0.09
Estimated stock-based compensation expense per share	$0.03

Estimated non-GAAP diluted earnings per share	$0.08 to $0.12